UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 27, 2005

German American Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-11244 (Commission File Number) 711 Main Street Box 810 Jasper, Indiana (Address of Principal Executive Offices)	35-1547518 (IRS Employer Identification No.) 47546 (Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ ☐ ☐ ☐

Written communications pursuant to Rule 425 under the Securities Act (17

CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 27, 2005 (but under agreement dated as of October 25, 2005), German American Bancorp ("German American") and Stone City Bancshares, Inc. ("SCB") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for SCB to merge with and into German American. The banking subsidiary of SCB, The Stone City Bank of Bedford, Indiana, with two offices in Bedford, Indiana, will become a subsidiary of German American pursuant to the merger.

Under the Merger Agreement, German American is obligated (subject to satisfaction of the conditions to closing of the merger included in the Merger Agreement) to issue Common Shares with an aggregate value (determined during a pre-closing valuation period) of $4.6 million (but, subject to possible adjustment, not more than 368,000 shares and not less than 302,632 shares) and to pay cash of up to $6.4 million to the SCB common stockholders in exchange for their shares, for an indicated total transaction value of approximately $11 million.

The merger of German American and SCB is subject to approval by federal and state regulatory authorities and other conditions customary for transactions of this nature. German American expects that the transaction will be completed in January 2006.

The text of the Merger Agreement is attached hereto as Exhibit 2. The information set forth above does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to its merger with SCB described in response to Item 1.01, above (which entire response is incorporated herein by reference), the Company has agreed (subject to regulatory approvals and satisfaction of other conditions set forth in the Merger Agreement) to issue to SCB's shareholders, without registration under the Securities Act of 1933, as amended, up to 368,000 of its newly-issued Common Shares (with accompanying preferred share purchase rights). The Company has offered these securities to the shareholders of SCB in reliance upon Section 4(2) of the Securities Act and Rule 506 thereunder. The Company believes that Section 4(2) and Rule 506 may be relied upon due to its belief that each of the five persons who hold shares of SCB and who will be entitled to receive securities in the Merger are "accredited investors" who are experienced in banking as past or present officers or directors of one or more banks.

Item 9.01. Financial Statements And Exhibits.

(c)  Exhibits.    The exhibits listed in the Exhibit Index that immediately follows the Signatures page to this Report are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2005	GERMAN AMERICAN BANCORP By: /s/ Mark A. Schroeder Mark A. Schroeder, President

EXHIBIT INDEX

2	Agreement and Plan of Reorganization by and among German American Bancorp and Stone City Bancshares, Inc., and joined in by the shareholders of Stone City Bancshares, Inc., dated October 25, 2005.